EXHIBIT 10.2
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                            EQUIPMENT RENTAL CONTRACT


1.          NAMES

Greystone Manufacturing, L.L.C., an Oklahoma limited liability company (Renter), and NYOK Partners, an Oklahoma general partnership (Owner), agree to the following rental.

2.          EQUIPMENT BEING RENTED

Owner agrees to rent to Renter, and Renter agrees to rent from Owner, the following Equipment:

            Retech Grinder/Shredder

            Cumberland Grinder (Equipment).

3.          DURATION OF RENTAL PERIOD

The rental will begin at 9:00 a.m. on November 1, 2004 and will end at 8:59 on October 31, 2005.

4.          RENTAL AMOUNT

The rental amount is $0 per month.

5.          PAYMENT

Renter has paid $0 to Owner to cover the rental period specified in paragraph 3.

6.          DELIVERY

Owner will deliver the Equipment to Renter on November 1, 2004 at:

            2600 Shoreline Drive
            Bettendorf, Iowa 52722

7.          LATE RETURN

If Renter returns the Equipment to Owner after the time and date the rental period ends, Renter will pay Owner a rental charge of $100 per day for each day or partial day beyond the end of the rental period until the Equipment is returned. Owner can subtract these rental charges from the security deposit.

8.          DAMAGE OR LOSS

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Renter acknowledges receiving the Equipment in good condition.

Renter will return the Equipment to Owner in good condition except as noted above. If the Equipment is damaged while in Renter's possession, Renter will be responsible for the cost of repair, up to the current value of the Equipment. If the Equipment is lost while in Renter's possession, Renter will pay Owner its current value.

9.          CURRENT VALUE OF EQUIPMENT

Owner and Renter agree that the current value of the Equipment is $380,000.

10.         USE OF EQUIPMENT

Renter acknowledges that use of the Equipment creates some risk of personal injury to Renter and third parties, as well as a risk of damage to property, and Renter expressly assumes that risk. Renter therefore agrees to use the Equipment safely and only in the manner for which it is intended to be used. Owner is not responsible for any personal injury or property damage resulting from Renter's misuse, unsafe use or reckless use of the Equipment. Renter will indemnify and defend Owner from and against any injury or damage claims arising out of Renter's misuse, unsafe use or reckless use of the Equipment.

11.         OTHER TERMS AND CONDITIONS

Renter will pay $.06 per pound for plastic ground on either piece of equipment. The cost of blades and sharpening plus cost of service work are the responsibility of NYOK Partners, however, Greystone is responsible for arranging.

12.         ENTIRE AGREEMENT

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

13.         SUCCESSORS AND ASSIGNEES

This agreement binds and benefits the heirs, successors and assignees of the parties.

14.         NOTICES

All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

            in person
            by certified mail, or
            by overnight courier.

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15.         GOVERNING LAW

This agreement will be governed by and construed in accordance with the laws of the state of Oklahoma.

16.         COUNTERPARTS

The parties may sign several identical counterparts of this agreement. Any fully signed counterpart shall be treated as an original.

17.         MODIFICATION

This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

18.         WAIVER

If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

19.         SEVERABILITY

If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.


RENTER

Greystone Manufacturing, L.L.C.,
an Oklahoma limited liability company
2601 Shoreline Drive
Bettendorf, Iowa 52722

Dated:      November 1, 2004

By:         /s/ Robert H. Nelson
            Robert Nelson, CFO

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OWNER

NYOK Partners, an Oklahoma general partnership 1613 E. 15th
Tulsa, Oklahoma 74120

Dated:      November 1, 2004

By:         /s/ Warren F. Kruger
            Warren Kruger, Partner





























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